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Exhibit 1.1

FORM
UNDERWRITING AGREEMENT

BY AND BETWEEN
NOBLE INTERNATIONAL INVESTMENTS, INC.
AS REPRESENTATIVE OF THE SEVERAL UNDERWRITERS

AND

EDUTRADES, INC.

                        , 2006

TABLE OF CONTENTS

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		2
(A)	COMPLIANCE WITH REGISTRATION REQUIREMENTS	2
(B)	OFFERING MATERIALS FURNISHED TO UNDERWRITERS	2
(C)	DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY	2
(D)	THE UNDERWRITING AGREEMENT	2
(E)	AUTHORIZATION OF THE SHARES	2
(F)	NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS	3
(G)	NO MATERIAL ADVERSE CHANGE; ABSENCE OF MATERIAL CHARGES	3
(H)	INDEPENDENT ACCOUNTANTS	3
(I)	PREPARATION OF THE FINANCIAL STATEMENTS	3
(J)	COMPLIANCE WITH SARBANES-OXLEY ACT	3
(K)	DISCLOSURE AND INTERNAL CONTROLS	3
(L)	SUBSIDIARIES OF THE COMPANY	4
(M)	INCORPORATION AND GOOD STANDING OF THE COMPANY	4
(N)	OFFICER'S CERTIFICATES	4
(O)	CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS	4
(P)	STOCK EXCHANGE LISTING	4
(Q)	NO CONSENTS, APPROVALS OR AUTHORIZATIONS REQUIRED	4
(R)	NON-CONTRAVENTION OF EXISTING INSTRUMENTS AGREEMENTS	4
(S)	NO DEFAULTS OR VIOLATIONS	5
(T)	NO ACTIONS, SUITS OR PROCEEDINGS	5
(U)	ALL NECESSARY CERTIFICATES, AUTHORIZATIONS, PERMITS	5
(V)	TITLE TO PROPERTIES	5
(W)	TAX LAW COMPLIANCE	5
(X)	INTELLECTUAL PROPERTY RIGHTS	5
(Y)	NO TRANSFER TAXES OR OTHER FEES	6
(Z)	COMPANY NOT AN "INVESTMENT COMPANY"	6
(AA)	INSURANCE	6
(BB)	LABOR MATTERS	6
(CC)	NO PRICE STABILIZATION OR MANIPULATION	6
(DD)	LOCK-UP AGREEMENTS	7
(EE)	WARRANT AGREEMENT	7
(FF)	RELATED PARTY TRANSACTIONS	7
(GG)	FOREIGN CORRUPT PRACTICES ACT	7
(HH)	PATRIOT ACT	7
(II)	ENVIRONMENTAL LAWS	7
(JJ)	ERISA COMPLIANCE	8
(KK)	FORWARD LOOKING INFORMATION	8
(LL)	NOT AN INELIGIBLE ISSUER	8
(MM)	GENERAL DISCLOSURE PACKAGE	8
(NN)	INDIVIDUAL FREE WRITING PROSPECTUSES	9
(OO)	USE OF FREE WRITING PROSPECTUSES	9
2. PURCHASE, SALE AND DELIVERY OF THE SHARES		9
(A)	THE FIRM SHARES AND THE WARRANTS	9
(B)	THE FIRST CLOSING DATE	9
(C)	THE OVER ALLOTMENT SHARES; THE SECOND CLOSING DATE	9
(D)	PUBLIC OFFERING OF THE SHARES	10

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(E)	PAYMENT FOR THE SHARES	10
(F)	DELIVERY OF THE SHARES	10
3. COVENANTS OF THE COMPANY		10
(A)	REGISTRATION STATEMENT MATTERS	10
(B)	SECURITIES ACT COMPLIANCE	11
(C)	BLUE SKY COMPLIANCE	11
(D)	FURNISH COPIES OF REGISTRATION STATEMENT AND PROSPECTUS	11
(E)	NOTIFICATION OF AMENDMENTS OR SUPPLEMENTS	11
(F)	FILINGS OF AMENDMENTS OR SUPPLEMENTS	12
(G)	INSURANCE	12
(H)	NOTICE OF SUBSEQUENT EVENTS	12
(I)	USE OF PROCEEDS	12
(J)	TRANSFER AGENT	12
(K)	EARNINGS STATEMENT	12
(L)	PERIODIC REPORTING OBLIGATIONS	12
(M)	AGREEMENT NOT TO OFFER OR SELL ADDITIONAL SECURITIES	12
(N)	FUTURE REPORTS TO THE REPRESENTATIVE	13
4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS		13
(A)	COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER; NO OBJECTION FROM THE NASD	13
(B)	CORPORATE PROCEEDINGS	13
(C)	NO MATERIAL ADVERSE CHANGE	13
(D)	OPINION OF COUNSEL FOR THE COMPANY	14
(E)	ACCOUNTANTS' COMFORT LETTER	14
(F)	OFFICERS' CERTIFICATE	15
(G)	LOCK-UP AGREEMENT FROM STOCKHOLDERS OF THE COMPANY	16
(H)	COMPLIANCE WITH PROSPECTUS DELIVERY REQUIREMENTS	16
(I)	ADDITIONAL DOCUMENTS	16
5. PAYMENT OF EXPENSES		16
6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES		17
7. INDEMNIFICATION AND CONTRIBUTION		17
(A)	INDEMNIFICATION OF THE UNDERWRITERS	17
(B)	INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS, OFFICERS AND CONTROLLING PERSONS	18
(C)	INFORMATION PROVIDED BY THE UNDERWRITERS	19
(D)	NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES	19
(E)	SETTLEMENTS	20
(F)	CONTRIBUTION	20
(G)	TIMING OF ANY PAYMENTS OF INDEMNIFICATION	21
(H)	SURVIVAL	21
(I)	ACKNOWLEDGEMENTS OF PARTIES	21
8. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS		21
9. TERMINATION OF THIS AGREEMENT		22
10. NOTICES		22

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11. GOVERNING LAW PROVISIONS		23
(A)	GOVERNING LAW	23
(B)	CONSENT TO JURISDICTION AND SERVICE OF PROCESS	23
(C)	WAIVER OF IMMUNITY	23
12. GENERAL PROVISIONS		24
(A)	SURVIVAL	24
(B)	PARTIAL ENFORCEABILITY	24
(C)	SUCCESSORS	24
(D)	AMENDMENTS	24
(E)	WAIVER	24
(F)	HEADINGS	24
(G)	COUNTERPARTS	24
(H)	ENTIRE AGREEMENT	24
SCHEDULE A
EXHIBIT A LOCK-UP AGREEMENT		1
EXHIBIT B WARRANT AGREEMENT		1
EXHIBIT C MATTERS TO BE COVERED IN THE OPINION OF COMPANY COUNSEL		1

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UNDERWRITING AGREEMENT

                        , 2006

Noble International Investments, Inc.
As Representative of the several Underwriters
6501 Congress Avenue
Boca Raton, FL 33487

Ladies and Gentlemen:

        EduTrades, Inc., a Nevada corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 2,600,000 shares (the "Firm Shares") of its Common Stock, par value $0.001 per share (the "Shares") along with warrants to purchase up to an additional 260,000 Common Shares at a price equal to 120% of the public offering price per share (the "Warrants"). In addition, the Company has granted to the Underwriters, a 45 day option to purchase up to an additional 390,000 Common Shares at the public offering price per share (the "Over Allotment Shares") as provided in Section 2. The Firm Shares and the Over Allotment Shares, are collectively called the "Shares". Noble International Investments, Inc. ("Noble") has agreed to act as representative of the several Underwriters (in such capacity, the "Representative") in connection with the offering and sale of the Shares.

        The Company has prepared and filed with the Securities and Exchange Commission (the Commission"), in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations thereunder, a registration statement on Form S-1 (File No. 333-129649), including a prospectus, relating to the Shares. The term "Registration Statement" as used herein means the registration statement (including all financial statements and schedules and exhibits) as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Underwriting Agreement (the "Agreement"), as supplemented or amended prior to the execution of this Agreement and includes information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the rules under the Securities Act and deemed part thereof at the time of effectiveness pursuant to Rule 430A of the rules under the Securities Act. If it is contemplated at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used herein shall mean the Registration Statement as amended by such post-effective amendment. If the Company has filed or files on or after the date of this Agreement a registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The prospectus, in the form first used to confirm sales of Shares, is hereinafter referred to as the "Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Each preliminary prospectus included in the registration statement (File No. 333-129649) prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

        The Company hereby confirms its agreements with the Underwriters as follows:

1.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents, warrants and covenants to each Underwriter as follows:

        (a)    Compliance with Registration Requirements.    The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

        Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

        (b)    Offering Materials Furnished to Underwriters.    The Company has delivered to the Representative one complete conformed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

        (c)    Distribution of Offering Material By the Company.    The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined in Section 2 of this Agreement) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

        (d)    The Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (e)    Authorization of the Shares.    The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

        (f)    No Applicable Registration or Other Similar Rights.    There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

        (g)    No Material Adverse Change; Absence of Material Charges.    Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business ("Material Charge"); and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

        (h)    Independent Accountants.    Ehrhardt Keefe Steiner & Hottman, P.C., who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

        (i)    Preparation of the Financial Statements.    The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Summary Financial Information", "Selected Financial Information" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

        (j)    Compliance with Sarbanes-Oxley Act.    The Company is, or upon becoming subject to the Exchange Act will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that are effective and are applicable to the Company as an "issuer" as defined under the Sarbanes-Oxley Act and to which it is then subject.

        (k)    Disclosure and Internal Controls.    As of the Closing Date (as defined in Section 2(b) of this Agreement) the Company will have established disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) that (i) are designed to ensure that material information relating to the Company is known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company, particularly during the periods in which the filings made by the Company with the Commission which it may make under the 1934 Act are being prepared; (ii) will be evaluated for effectiveness as of the end of each fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared in all material respects with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (l)    Subsidiaries of the Company.    The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

        (m)    Incorporation and Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own its properties and conduct its business as described in the prospectus, and is duly qualified to do business as a foreign corporation, except for qualification in jurisdictions in which the failure to qualify as a foreign corporation could not reasonably be expected to result in a Material Adverse Effect, and is in good standing under the laws of each jurisdiction which requires such qualification.

        (n)    Officer's Certificates.    Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

        (o)    Capitalization and Other Capital Stock Matters.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus, or upon exercise of outstanding options or warrants described in the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

        (p)    Stock Exchange Listing.    As of the effective date of the Registration Statement, the Firm Shares will have been approved for quotation on the American Stock Exchange ("AMEX") or other exchange as agreed to by the parties.

        (q)    No Consents, Approvals or Authorizations Required.    No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated here and in the Prospectus; (ii) by the National Association of Securities Dealers, Inc. ("NASD"); and (iii) by the federal and provincial laws of any foreign jurisdiction.

        (r)    Non-Contravention of Existing Instruments Agreements.    Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

        (s)    No Defaults or Violations.    The Company is not in violation or default of (i) any provision of its charter or by-laws; (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change except as otherwise disclosed in the Prospectus.

        (t)    No Actions, Suits or Proceedings.    Except to the extent described in the Prospectus, no action, suit or proceeding by or before any federal, state, local or foreign court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Effect.

        (u)    All Necessary Certificates, Authorizations, Permits.    Except to the extent described in the Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

        (v)    Title to Properties.    Except to the extent described in the Prospectus, the Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. All real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

        (w)    Tax Law Compliance.    The Company has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by it, and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

        (x)    Intellectual Property Rights.    The Company owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus. The expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus. Except to the extent described in the Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Change. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights. The Company does not, in the conduct of its business as now or proposed to be conducted as described in the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

        (y)    No Transfer Taxes or Other Fees.    There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

        (z)    Company Not an "Investment Company".    The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

        (aa)    Insurance.    The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business in its industry including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes, general liability and Directors and Officers liability. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

        (bb)    Labor Matters.    To the best of the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, resellers, subcontractors, authorized dealers or distributors that might reasonably be expected to result in a Material Adverse Change.

        (cc)    No Price Stabilization or Manipulation.    The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

        (dd)    Lock-Up Agreements.    Each officer and director of the Company and each beneficial owner of the outstanding issued voting capital of the Company has agreed to sign an agreement substantially in the form attached hereto as Exhibit A (the "Lock-Up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all security holders of the Company and the number and type of securities held by each security holder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-Up Agreements presently in effect or effected hereby. The Company hereby represents and warrants and agrees that it will not release any of its officers, directors or other security holders from any Lock-Up Agreement currently existing or hereafter effected without the prior written consent of The Representative.

        (ee)    Warrant Agreement.    The Company has entered into a warrant agreement with respect to the Representative's Warrants with Corporate Stock Transfer substantially in the form attached as an Exhibit to the Registration Statement ("Warrant Agreement").

        (ff)    Related Party Transactions.    There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

        (gg)    Foreign Corrupt Practices Act.    Neither the Company, its officers or directors nor, to the best of the Company's knowledge, any employee, agent or person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

        (hh)    Patriot Act.    Neither the Company nor any officer, director or person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act has violated (a) the Bank Secrecy Act, as amended; (b) the Money Laundering Control Act of 1986, as amended; or (c) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

        (ii)    Environmental Laws.    (i) The Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change; (ii) the Company has received no notice from any federal, state, local or foreign governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus; (iii) the Company will not be required to make future material capital expenditures to comply with Environmental Laws; and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

        (jj)    ERISA Compliance.    The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan"; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

        (kk)    Forward Looking Information.    The information contained in the Registration Statement and Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

        (ll)    Not an Ineligible Issuer.    (i) At the time of filing the Registration Statement and (ii) at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Securities Act.

        (mm)    General Disclosure Package.    Neither (i) the Issuer-Represented General Free Writing Prospectus(es) and the Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

    a.
    "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Shares that (i) is required to be filed with the SEC by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the SEC, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering of Shares pursuant to this Agreement.

    b.
    "Issuer-Represented General Free Writing Prospectus" means any "Issuer- Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Underwriting Agreement.

    c.
    "Issuer-Represented Limited-Use Free Writing Prospectus" means any "Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

        (nn)    Individual Free Writing Prospectuses.    Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through each Closing Date did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, the Company has notified or will notify promptly the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

        (oo)    Use of Free Writing Prospectuses.    Unless the Company obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company has satisfied and will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

2.     PURCHASE, SALE AND DELIVERY OF THE SHARES

        (a)    The Firm Shares and The Warrants.    The Company agrees to issue and sell to the several Underwriters the Firm Shares and the Warrants upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $            per share. The purchase price for the Warrants to be paid by the Representative shall be equal to 120% of the public offering price per share.

        (b)    The First Closing Date.    Payment of the purchase price for, and delivery of certificates for the Firm Shares shall be made at 9:00 a.m. EST, at the offices of the Representative (or at such other place as may be agreed upon among the Representative and the Company) on (i) the third full business day following the first day that Shares are traded; or (ii) at such other time and date not later that seven full business days following the first day that Shares are traded as the Representative and the Company may determine; or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof, such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Representative copies of the Prospectus within the time provided in Section 2(f) and 3(d) hereof, the Representative may, in its sole discretion, postpone the Closing Date until no later than two full business days following delivery of copies of the Prospectus to the Representative.

        (c)    The Over Allotment Shares; the Second Closing Date.    On the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an aggregate of 390,000 Over Allotment Shares from the Company at the public offering price per share as set forth in the Prospectus. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. The time and date of delivery of the Over Allotment Shares, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Over Allotment Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Over Allotment Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Over Allotment Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

        (d)    Public Offering of the Shares.    The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

        (e)    Payment for the Shares.    Payment for the Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer in immediately available-funds to the order of the Company. It is understood that the Representative has been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares the Underwriters have agreed to purchase. The Representative, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        (f)    Delivery of the Shares.    The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representative for the accounts of the Representative and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore. The Company shall also deliver, or cause to be delivered, a credit representing the Warrants the Underwriters have agreed to purchase at the First Closing Date (or the Second Closing Date, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3.     COVENANTS OF THE COMPANY

        The Company further covenants and agrees with each Underwriter as follows:

        (a)    Registration Statement Matters.    The Company will (i) use its best efforts to cause a registration statement on Form 8-A (the "Form 8-A Registration Statement") as required by the Securities Exchange Act of 1934 (the "Exchange Act") to become effective simultaneously with the Registration Statement; (ii) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Securities Act is followed, to prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the

Registration Statement in reliance on Rule 430A of the Securities Act; and (iii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Securities Act.

        (b)    Securities Act Compliance.    The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

        (c)    Blue Sky Compliance.    The Company will cooperate with the Representative and counsel for the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions (both national and foreign) as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

        (d)    Furnish Copies of Registration Statement and Prospectus.    The Company will furnish to the Representative upon request, without charge, four copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representative, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the Prospectus Delivery Period mentioned in Section 3(f), as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

        (e)    Notification of Amendments or Supplements.    Before amending or supplementing the Registration Statement or the Prospectus, the Company will furnish to the Representative a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representative reasonably objects and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule. In addition, during the Prospectus Delivery Period (as defined in Section 3(f), the Company will promptly advise the Representative (i) of any communications (written or oral) with the Commission with regard to the Registration Statement, the Prospectus, any amendments or supplements of the Registration Statement or the Prospectus or any other matters in connection with the offering of the Shares; (ii) of any filings made by the Company with the Commission in connection with the offering of the Shares; (iii) when any amendment to the Registration Statement relating to the Shares shall have become effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation on the AMEX or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

        (f)    Filings of Amendments or Supplements.    If, during such period after the first date of the public offering of the Shares, as in the opinion of counsel for the Representative the Prospectus is required by law to be delivered in connection with sales by an Underwriter (the "Prospectus Delivery Period"), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Representative, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Representative and Underwriters to which Shares may have been sold by the Representative and any Underwriters, upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

        (g)    Insurance.    The Company shall obtain Directors and Officers liability insurance in the minimum amount of $5,000,000 which shall apply to the offering contemplated hereby.

        (h)    Notice of Subsequent Events.    If at any time during the 90 day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representative's opinion the market price of the Company Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representative advising the Company to the effect set forth above, forthwith prepare, consult with the Representative concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event.

        (i)    Use of Proceeds.    The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

        (j)    Transfer Agent.    The Company shall engage and maintain, at its own expense, Corporate Stock Transfer, as registrar, transfer and warrant agent for the Company Shares.

        (k)    Earnings Statement.    The Company will make generally available to its security holders and to the Underwriters, as soon as practicable but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) of the Company, covering the period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act.

        (l)    Periodic Reporting Obligations.    The Company shall file, on a timely basis, with the Commission and the AMEX, or other exchange as agreed to by the parties, all reports and documents required to be filed under the Exchange Act and said exchange rules.

        (m)    Agreement Not to Offer or Sell Additional Securities.    The Company will not, without the prior written consent of The Representative, for a period of 180 days following the date of the Prospectus, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other Common Shares or any securities convertible into, or exchangeable for, Common Shares; provided, however, that the Company may (i) issue and sell Common Shares pursuant to any director or employee stock option plan, stock ownership plan, stock purchase plan or dividend reinvestment plan of the Company in effect as of the date of the Prospectus and described in the Prospectus so long as none of those shares may be transferred during the period of 180 days from the date that the Registration Statement is declared effective (the "Lock-Up Period") and the Company shall enter stop transfer instructions with its transfer agent and registrar against the transfer of any such Common Shares; and (ii) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding as of the date of the Prospectus and described in the Prospectus.

        (n)    Future Reports to the Representative.    During the period of five years hereafter, the Company will furnish to the Representative (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD, the AMEX or other securities exchange as agreed to by the parties; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

4.     CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

        The obligations of the several Underwriters to purchase and pay for the Shares as provided in this Agreement on the First Closing Date and, with respect to the Over Allotment Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 of this Agreement as of the date hereof and as of the First Closing Date as though then made and, with respect to the Over Allotment Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

        (a)    Compliance with Registration Requirements; No Stop Order; No Objection from the NASD.    The Registration Statement shall have become effective prior to the execution of this Agreement, or at such later date as shall be consented to in writing by the Representative; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

        (b)    Corporate Proceedings.    All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

        (c)    No Material Adverse Change.    Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, or the Second Closing Date, as the case may be, there shall not have been any Material Adverse Change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in the Representative's sole judgment, is material and adverse and that makes it, in the Representative's sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

        (d)    Opinion of Counsel for the Company.    The Representative and Underwriters shall have received on the First Closing Date, or the Second Closing Date, as the case may be, opinions of (i) the Law Office of Gary A. Agron, as the Company's special securities counsel; and (ii) Brownstein, Hyatt and Farber, as the Company's general counsel, substantially in the form of Exhibit C attached to this Agreement, dated the First Closing Date, or the Second Closing Date, addressed to each of the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters. Counsel rendering the opinion contained in Exhibit C may rely as to questions of law involving the laws of the United States, the State of Nevada or the State of Florida or general corporate laws of the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to Noble, as Representative of the Underwriters, and to Underwriters' Counsel.

        (e)    Accountants' Comfort Letter.    The Representative shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Ehrhardt Keefe Steiner & Hottman, P.C addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to the Representative concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than four business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in the Representative's sole judgment, is material and adverse and that makes it, in the Representative's sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from Ehrhardt Keefe Steiner & Hottman, P.C shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall:

    (i)
    represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable published Rules and Regulations;

    (ii)
    set forth their opinion with respect to their examination of the balance sheet and proforma financial information of the Company as of December 31, 2005 and related statements of operations, stockholders' equity, and cash flows for the 12 months ended December 31, 2005;

    (iii)
    state that Ehrhardt Keefe Steiner & Hottman, P.C has performed the procedures set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of Ehrhardt Keefe Steiner & Hottman, P.C as described in SAS 71 on the financial statements for each of the quarters in the one-quarter period ended                        , 2006 (the "Quarterly Financial Statements");

    (iv)
    state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial

      Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented; and

    (v)
    state that Ehrhardt Keefe Steiner & Hottman, P.C has performed the procedures set out in Statement of Auditing standards No. 86 with respect to "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Prospectus.

        In addition, the Representative shall have received from Ehrhardt Keefe Steiner & Hottman, P.C. a letter addressed to the Company and made available to the Representative for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 2005 and the quarter ended                        , 2006, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

        (f)    Officers' Certificate.    The Representative shall have received on the First Closing Date and the Second Closing Date, as the case may be, a certificate of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and The Representative shall be satisfied that:

    (i)
    The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the First Closing Date or the Second Closing Date, as the case may be;

    (ii)
    No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

    (iii)
    When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

    (iv)
    Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or prospects of the Company; (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company incurred by the Company, except obligations incurred in the ordinary course of business; (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or prospects of the Company.

        (g)    Lock-up Agreement from Stockholders of the Company.    The Company shall have obtained and delivered to The Representative an agreement substantially in the form of Exhibit A attached to this Agreement from each officer and director of the Company, and each beneficial owner of the outstanding issued voting stock of the Company.

        (h)    Compliance with Prospectus Delivery Requirements.    The Company shall have complied with the provisions of Sections 3(d) and 3(f) of this Agreement with respect to the furnishing of Prospectuses.

        (i)    Additional Documents.    On or before each of the First Closing Date and the Second Closing Date, as the case may be, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained. If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Over Allotment Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 6, 7 and 12(a) shall at all times be effective and shall survive such termination.

5.     PAYMENT OF EXPENSES

        The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby, including without limitation:

        (a)   all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs);

        (b)   all fees and expenses of the registrar and transfer agent of the Common Stock;

        (c)   all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters;

        (d)   all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors;

        (e)   all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement;

        (f)    all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock;

        (g)   all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of any other country, and, if requested by the Representative, preparing and printing a "Blue Sky Survey", an "International Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions;

        (h)   the filing fees incident to the NASD review and approval of the Underwriters' participation in the offering and distribution of the Common Shares;

        (i)    the fees and expenses associated with including the Common Shares on the AMEX or other exchange as agreed to by the parties;

        (j)    all costs and expenses incident to the preparation and undertaking of "road show" preparations to be made to prospective investors including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company;

        (k)   a non-accountable expense allowance of 2% of the total offering price (excluding the over-allotment option) to the Representative; and

        (l)    all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement.

        Except as provided in this Section 5, Section 6 and Section 7 of this Agreement, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

6.     REIMBURSEMENT OF UNDERWRITERS' EXPENSES

        If this Agreement is terminated by the Representative pursuant to Section 9, or if the sale to the Underwriters of the Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges up to a maximum of $50,000.00.

7.     INDEMNIFICATION AND CONTRIBUTION

        (a)    Indemnification of the Underwriters.    The Company shall indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:

    (i)
    upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or

    (ii)
    upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

    (iii)
    in whole or in part upon any inaccuracy in the representations and warranties of the Company contained in this Agreement; or

    (iv)
    in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or

    (v)
    any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, action or expense arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have. Notwithstanding the foregoing, any amounts to be paid by an indemnifying party shall be offset by any amounts paid to the indemnified parties pursuant to the insurance described in Section 1(aa).

        (b)    Indemnification of the Company, its Directors, Officers and Controlling Persons.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, and each of its officers who signed the Registration Statement against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person or in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

        (c)    Information Provided by the Underwriters.    The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, the second paragraph and the first paragraph under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct.

        (d)    Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. If any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded on advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

        Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representative in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (e)    Settlements.    The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) of this Agreement, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (f)    Contribution.    If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim after taking into account amounts paid pursuant to the insurance described in Section 1(aa). Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (g)    Timing of Any Payments of Indemnification.    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than 30 days of invoice to the indemnifying party.

        (h)    Survival.    The indemnity and contribution agreements contained in this Section 7 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefore under this Agreement; and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

        (i)    Acknowledgements of Parties.    The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

8.     DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS

        If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, and Section 7 shall at all times be effective and shall survive such termination.

        In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.     TERMINATION OF THIS AGREEMENT

        (a)   This Agreement may be terminated by the Representative by giving written notice to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the AMEX, or other exchange as agreed to by the parties, or trading in securities generally on any exchange or in any over-the-counter market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, Nevada, Florida or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

        (b)   Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 5 and 6 of this Agreement, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 7, 8 and this Section 9 shall at all times be effective and shall survive such termination.

10.   NOTICES

        All notices, requests, and other communications shall be in writing and deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier (such as Federal Express) addressed to the other party at the address as set forth below:

If to the Representative:	Noble International Investments, Inc. 6501 Congress Avenue Boca Raton, FL 33487 Phone 561-994-1191 Fax 561-998-1987 Attention: Ben Lichtenberg, Managing Director benl@noblefinancialgroup.com

With a copy to:	Arnstein & Lehr LLP 2424 N. Federal Highway, Suite 462 Boca Raton, FL 33431 Phone 561-322-6900 Fax 561-322-6940 Attention: Joel Mayersohn, Esq. jdmayersohn@arnstein.com
If to the Company:	EduTrades, Inc. 1612 E. Cape Coral Parkway Cape Coral, FL 33904 Phone 239-542-0643 Fax 239-540-6545 Attention: Nicholas Maturo, President/COO nickmaturo@russwhitney.com
With a copy to:	Gary Agron, Esq. 5445 DTC Parkway, Suite 520 Greenwood Village, CO 80111 Phone 303-770-7254 Fax 303-770-7257 gaa@global.net

        Any party may change the address for receipt of communications by giving written notice to the others.

11.   GOVERNING LAW PROVISIONS

        (a)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed in such state.

        (b)    Consent to Jurisdiction and Service of Process.    All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal courts of competent jurisdiction in Palm Beach County, State of Florida, and by execution and delivery of this Agreement, the Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Company designates and appoints Nicholas Maturo, and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company in the State of Florida may be made by registered or certified mail, return receipt requested, to the Company at its address provided in Section 11 of this Agreement, and the Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceedings against the Company in the courts of any other jurisdiction.

        (c)    Waiver of Immunity.    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

12.   GENERAL PROVISIONS

        (a)    Survival.    The respective agreements, representations, warranties, indemnities and other statements of the Company, its officers and directors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of its respective officers, directors and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5, 6, 7, 8, 9 and this Section 12(a) shall survive the termination or cancellation of this Agreement

        (b)    Partial Enforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        (c)    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the employees, officers and directors referred to in Section 7, and to their respective successors, and no other person will have any right or obligation under this Agreement. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

        (d)    Amendments.    This Agreement may not be amended or modified unless in writing by all of the parties hereto.

        (e)    Waiver.    No condition in this Agreement (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        (f)    Headings.    The Table of Contents and the Section headings in this Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        (g)    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (h)    Entire Agreement.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
EDUTRADES, INC.
By:

Its:

        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

NOBLE INTERNATIONAL INVESTMENTS, INC.
On its behalf and on behalf of each of the several underwriters named in
Schedule A hereto.

NOBLE INTERNATIONAL INVESTMENTS, INC.

By:

Its:

SCHEDULE A

UNDERWRITERS	NUMBER OF FIRM COMMON SHARES TO BE PURCHASED
Noble International Investments, Inc.

Total

EXHIBIT A

LOCK-UP AGREEMENT

                        , 2006

Noble International Investments, Inc.
As Representative of the Several Underwriters

Ladies and Gentlemen:

        The undersigned understands that you, as Representative of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with EduTrades, Inc. (the "Company") providing for the initial public offering (the "Public Offering") by the Underwriters, including yourselves, of Common Stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on or about November 10, 2005 (the "Registration Statement").

        In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 180 days after the effective date of the Registration Statement (the "Lock-Up Period"), not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement; (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Lock-Up Agreement; or (iii) with the prior written consent of Noble International Investments, Inc.

        The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Notwithstanding the foregoing, this Lock-Up Agreement does not prohibit the sale of shares of the Common Stock by the undersigned to the Underwriters in the Public Offering.

        The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement. In the event that the Registration Statement shall not have

1

been declared effective on or before                        this Lock-Up Agreement shall be of no further force or effect.

Very truly yours,
(signature)
Name:

Address:

Accepted as of the date first set forth above:

Noble International Investments, Inc.

As Representative of the Several Underwriters

By:

Name:

The Company requests that this Lock-Up Agreement be completed and delivered to underwriters' counsel, Arnstein & Lehr LLP.

2

EXHIBIT B

WARRANT AGREEMENT

EXHIBIT C

MATTERS TO BE COVERED IN THE OPINION OF COMPANY COUNSEL

        1.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

        2.     The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

        3.     The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. To such counsel's knowledge, the Company does not, directly or indirectly, own any voting security of or equity interest in, or control, any corporation, association or other entity;

        4.     The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and, to such    counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

        5.     The Firm Shares, Over-Allotment Shares and shares underlying the Warrants to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefore in accordance with the terms hereof, will be duly and validly issued and fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

        6.     The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

        7.     This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

        8.     The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

        9.     The 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act; the 8-A Registration Statement has become effective under the Exchange Act; and the Firm Shares or the Warrants have been validly registered under the Securities Act and the Rules and Regulations of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

        10.   The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

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        11.   The information in the Prospectus under the caption "Description of Securities," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and filed as exhibits to the Registration Statement comply with Nevada, Florida and Delaware law;

        12.   The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Securities Act;

        13.   To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

        14.   The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws; or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations;

        15.   No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, (iii) such as may be required by the NASD and (iv) such as may be required under federal or foreign laws;

        16.   To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein;

        17.   The Company is not presently (a) in violation of its charter or bylaws, or (b) in breach of any applicable statute, rule or regulation or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations;

        18.   Except as set forth in the Registration Statement and Prospectus, no holders of Company Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Company Shares or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

        19.   The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

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        20.   The Company owns or possesses sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their business as now conducted; and the expected expiration of any such Intellectual Property Rights would not result in a Material Adverse Effect; the Company has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect; to such counsel's knowledge, the Company's discoveries, inventions, products, or processes referred to in the Registration Statement or Prospectus do not infringe or conflict with any right or patent which is the subject of a patent application known to the Company; and

        21.   In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representative, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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  Exhibit 1.1